Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 4 to the Registration Statement (No. 333-174818) on Form S-1 of SofTech, Inc. of our report dated October 7, 2014, relating to our audit of the consolidated financial statements as of and for the year ended May 31, 2014, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

Boston, Massachusetts

September 30, 2015